UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2005

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 20, 2005, Harris Corporation (the "Company" or "Harris") closed on the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 5% Notes due 2015 (the "Notes"). The Notes were sold pursuant to an Underwriting Agreement dated September 15, 2005 (the "Underwriting Agreement"), among the Company and Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, on behalf of the several underwriters. The Notes were registered under the Securities Act of 1933 (the "Act") pursuant to the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-108486) (the "Registration Statement") previously filed with the Securities and Exchange Commission under the Act. The Notes were issued pursuant to an Indenture dated as of September 3, 2003 (filed as Exhibit 4(b) to the Registration Statement) (the "Indenture"), between the Company and The Bank of New York, as trustee. Information concerning the Notes and related matters is set forth in the Registration Statement, including the Company’s Prospectus and Prospectus Supplement, which Prospectus Supplement was filed with the Securities and Exchange Commission on September 16, 2005. The form of the Company’s 5% Notes due 2015 was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated September 16, 2005. The Company will use the proceeds of approximately $296,175,000, before offering expenses, for general corporate purposes, including Harris' proposed acquisition of Leitch Technology Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

September 20, 2005	By:	/s/ Bryan R. Roub

Name: Bryan R. Roub
Title: Sr. Vice President and Chief Financial Officer